UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report March 15, 2013

THE GUITAMMER COMPANY
 (Exact name of registrant as specified in its charter)

Nevada	000-54331	61-1650777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6117 Maxtown Road, Westerville, OH   43082
(Address of principal executive offices) (Zip Code)

(614) 898-9370
 (Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 15, 2013, the Company sold in a private transaction 1,000,000 units of securities for  $0.25 per unit (total consideration of $250,000), each unit consisting of (a) one share of the Company’s common stock, $0.001 par value per share (the “common stock”); and (b) one two-year warrant to purchase one share of common stock for $0.36 per share.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended thereunder for the above sale of units of shares of common stock and warrants. The sale did not involve a public offering, the buyer took the shares for investment and not resale and the Company took appropriate measures to restrict transfer of such shares and warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Guitammer Company
(Registrant)
Date: March 18, 2013
/s/ Mark A. Luden
Mark A. Luden, President and CEO